Exhibit 10.1

LOAN AGREEMENT

THIS LOAN AGREEMENT (this “Loan Agreement”), dated as of April 14, 2022 is by and between CHARLOTTE 3 PARK MHP LLC, a North Carolina limited liability company (“Borrower”), whose address is 136 Main Street, Pineville, NC 28134; RAYMOND GEE, an individual residing in the state of North Carolina (“Guarantor”), whose address is 136 Main Street, Pineville, North Carolina 28134; and TOWNEBANK, a Virginia state bank (“Lender”), whose address is 6337 Morrison Boulevard, Charlotte, NC 28211.

RECITALS

WHEREAS, Borrower is the owner of certain manufactured home parks commonly known as Dixie Manufactured Home Park (“Dixie”), Driftwood Manufactured Home Park (“Driftwood”) and Meadowbrook Manufactured Home Park (“Meadowbrook”);

WHEREAS, Borrower has applied to Lender for a loan (the “Loan”) of the lesser of (a) aggregate principal amount of $3,158,400.00, (b) 75% of the appraised value of the Collateral (as defined below) or (c) 75% of Lender approved costs to finance the Properties in accordance with the terms of this Loan Agreement and other Loan Documents (as defined below), and Lender has agreed to make the Loan on the terms and conditions herein contained; and

WHEREAS, the Loan is evidenced by that certain Note (as defined below) and will be secured by (i) a Deed of Trust on the land located at Dixie (“Dixie Land”); (ii) a Deed of Trust on the land located at Driftwood (“Driftwood Land”); (iii) a Mortgage lien on the land located at Meadowbrook (“Meadowbrook Land”); (iv) an Assignment of Leases and Rents with respect to the Dixie Land; (v) an Assignment of Leases and Rents with respect to the Driftwood Land; (vi) an Assignment of Leases and Rents with respect to the Meadowbrook Land; (vii) an unlimited Personal Guaranty executed by Guarantor; (viii) UCC-1 filing in North Carolina; (ix) UCC-1 filing in South Carolina; (x) UCC-1 filing on the Dixie Land; (xi) UCC filing on the Driftwood Land; and (xii) UCC-1 filing on the Meadowbrook Land, all pursuant to the Loan Documents in favor of Lender;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and in order to induce Lender to make the Loan described herein, the parties hereto hereby agree as follows:

Article I
DEFINITIONS

1.1 As used in this Loan Agreement, the following terms shall have the meanings set forth below unless the context otherwise requires:

“Affiliate” shall mean, with respect to a specified Person, another Person that directly or indirectly through one or more intermediaries, Controls, or is Controlled by, or is under common Control with, the Person specified.

“Applicable Environmental Law” shall have the same meaning as “Environmental Law” as set forth in the Indemnity Agreement.

“Annual Debt Service” has the meaning set forth in Section 5.11(b) of this Loan Agreement.

“Assignment of Leases and Rents” means a certain assignment of leases and rents of various dates from Borrower in favor of Lender in connection with this Loan Agreement and its predecessors.

“Business Day” means a day, other than Saturday or Sunday and legal holidays, when Lender is open for business.

“Closing Date” means the date of this Loan Agreement.

“Collateral” means, collectively, the Deeds of Trust, the Mortgage and the Assignments of Leases and Rents, which grant to Lender a security interest in all of Borrower’s right, title, and interest in and to the Land and Improvements, now or hereafter located on, used or useful in connection with, or relating to the Properties, together with the rents and profits accruing from the Properties.

“Constituent Entity” means each individual, a corporation, a partnership, a joint venture, a trust, an unincorporated association, or any other entity which is a member or owner of any portion of Borrower.

“Control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. The terms “Controlling”, or “Controlled”, have meanings correlative thereto.

“Deeds of Trust” means those certain Deeds of Trust, Assignments of Leases and Rents, Security Agreement and Fixture Filing, of even date herewith from Borrower for the benefit of Lender in connection with this Loan Agreement, securing the Loan and granting to the trustees named therein for the benefit of Lender a first Lien upon Borrower’s interest in the Dixie Land and Driftwood Land in trust and the Improvements thereon.

“Default Rate” has the meaning set forth in Section 3.3 of this Loan Agreement.

“Dispute” has the meaning set forth in Section 9.15 of this Loan Agreement.

“Dixie Land” has the meaning set forth in the Recitals of this Loan Agreement.

“Driftwood Land” has the meaning set forth in the Recitals of this Loan Agreement.

“DSCR” has the meaning set forth in Section 5.11 of this Loan Agreement.

“Event of Default” means any “Event of Default” as hereinafter defined.

“Governmental Authority” means the government of the United States of America, any other nation, or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank, or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Guarantor” means Raymond Gee and/or any other Person that becomes a guarantor of the Loan Obligations.

“Guaranty” means the guaranty of even date with this Loan Agreement, as the same may be amended, modified, or supplemented from time to time, executed by Guarantor in favor of Lender, or any guaranty executed from time to time in favor of Lender by a guarantor, under which each such guarantor unconditionally guarantees the Loan Obligations.

“Improvements” means, individually and collectively, the buildings, structures, fixtures, landscaping and alterations now constructed or at any time in the future constructed or placed upon the Properties which enhance or benefit the Properties, including any future replacements and additions, but expressly excluding improvements and structures owned by Borrower or any tenant of the mobile homes located on the Properties.

“Indemnitee” has the meaning set forth in Section 8 of this Loan Agreement.

“Indemnitor” has the meaning set forth in Section 8 of this Loan Agreement.

“Indemnity Agreement” means a certain Environmental Indemnity Agreement of even date herewith from Borrower for the benefit of Lender in connection with this Loan Agreement and securing the Loan.

“Leases” means those leases executed by and between the tenants of each Property and Borrower.

“Lien” means any mortgage, Deed of Trust, pledge, security interest, hypothecation, assignment, deposit agreement, encumbrance, lien (statutory or other), or preference, priority or other security agreement, or preferential arrangement, charge or encumbrance of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, or any capitalized lease, and the filing of any financing statement under the UCC or comparable law of any jurisdiction to evidence any of the foregoing).

“Loan” has the meaning set forth in the Recitals of this Loan Agreement.

“Loan Documents” means, collectively, the Note, the Deed of Trust, the Mortgage, the Assignment of Leases and Rents, the Environmental Indemnifying Agreement, the Guaranty, this Loan Agreement, and any and all other documents executed in connection with the Loan pursuant to this Loan Agreement.

“Loan Obligations” means the aggregate of all principal and interest owing from time to time under the Note and all expenses, charges, and other amounts from time to time owing under the Note, this Loan Agreement, or the other Loan Documents and all covenants, agreements, and other obligations from time to time owing to, or for the benefit of, Lender pursuant to the Loan Documents.

“Maturity Date” has the meaning set forth in Section 3.4 of this Loan Agreement.

“Meadowbrook Land” has the meaning set forth in the Recitals of this Loan Agreement.

“Mortgage” means that certain mortgage of even date herewith from Borrower for the benefit of Lender in connection with this Loan Agreement, and securing the Loan and granting to the Lender a first Lien upon Borrower’s interest in the Meadowbrook Land and the Improvements therein.

“Necessary Encumbrance” has the meaning set forth in Section 5.19 of this Loan Agreement.

“Net Operating Income” has the meaning set forth in Section 5.11(a) of this Loan Agreement.

“Note” shall mean the promissory note entered into pursuant to the terms of the Loan Documents, collectively in the original principal amount of the Loan, executed by Borrower and payable to the order of Lender, evidencing the Loan, together with all modifications and amendments hereafter made.

“Notice” has the meaning set forth in Section 9.3 of this Loan Agreement.

“Permitted Encumbrance(s)” shall mean (a) any matters set forth in any policy of title insurance issued to Lender and insuring Lender’s interest in the Properties which are acceptable to Lender as of the date hereof, (b) the interests of the Deeds of Trust and Mortgage, (c) any other encumbrance that Lender shall expressly approve in its sole and absolute discretion, as evidenced by a “marked-up” commitment for title insurance initialed on behalf of Lender; (d) the Leases; and (e) any utility easements necessary for the operation of the Properties or required by applicable governmental authority which do not adversely affect the Properties.

“Person” shall mean any person, firm, corporation, partnership, limited liability company, trust, or other entity.

“Post-Closing Agreement” or “Post-Closing Agreements” shall mean each and every post-closing agreement, if applicable, from Borrower for the benefit of Lender in connection with this Loan Agreement.

“Property” or “Properties” means the real property as that meaning is set forth in the Deeds of Trust and Mortgage of even date herewith, located in North Carolina and South Carolina, as applicable, for the Dixie Land, Driftwood Land, and Meadowbrook Land, each of which is more particularly described on Exhibit A-1, A-2, and A-3, respectively, attached hereto.

“Representative” means any of Lender’s officers, directors, managers, employees, attorneys, accountants, affiliates, and other representatives.

“Title Company” means the title company insuring the Deed of Trust, and shall be Stewart Title Insurance Company.

“UCC” means the Uniform Commercial Code, as codified under Chapter 25, Article 9 of the North Carolina General Statutes and Title 3b Chapter 9 of the South Carolina Code of Laws, as applicable.

1.2 Singular terms shall include the plural forms and vice versa, as applicable, of the terms defined.

1.3 All references to other documents or instruments shall be deemed to refer to such documents or instruments as they may hereafter be extended, renewed, modified, or amended and all replacements and substitutions therefor.

Article II
CONDITIONS TO THE LOAN

Lender’s obligation to make the Loan shall be effective only upon fulfillment of the following conditions:

2.1 Payment of Fees. Payment by Borrower of all fees and expenses required by this Loan Agreement. On the Closing Date, Borrower shall pay Lender an origination fee equal to 1/2% of the Loan amount, or $15,792.00.

2.2 Appraisal. Except as set forth in the Post-Closing Agreements, Lender shall have obtained a narrative appraisal of the Properties, on a completed basis, which is satisfactory to Lender in amount, form, and substance; provided, however, Lender’s obligation to obtain such an appraisal is conditioned on the Loan amount being capped at the lesser of (a) 75% of the Loan to value, and (b) 75% of the Loan to cost.

2.3 Execution of Documents. Except as may be set forth in the Post-Closing Agreements, execution, delivery and, when appropriate, recording or filing, of this Loan Agreement, the Note, the Deeds of Trust, the Mortgage, the Assignment of Leases and Rents, the other Loan Documents, and all other documents evidencing or securing the Loan, and all other documents required by this Loan Agreement, all in form and content satisfactory to Lender.

2.4 Title Insurance. Issuance of a title insurance policy by the Title Company insuring that Borrower owns the Property and Improvements in fee simple that the encumbrance evidenced by the Deeds of Trust and the Mortgage each are a first-priority against Borrower’s interest in the applicable Property and receipt by Lender of applicable endorsements to the title policy, and other evidence satisfactory to Lender that there has been no change in the status of the title to the Properties, creation of any new encumbrance thereon, or occurrence of any event that could in Lender’s opinion impair the priority of the lien, operation and effect of the Deeds of Trust and the Mortgage.

2.5 Closing Costs. Borrower shall have paid all costs incurred by Lender in connection with the Loan, including the fees of counsel for Lender.

2.6 Satisfactory Background Search. Intentionally omitted.

2.7 Financial Statements. Borrower and Guarantor shall have delivered to Lender current financial statements for Borrower and Guarantor, certified to be true, correct, and complete. Said financial statements must be current within the last 12 months.

2.8 Survey. Except as set forth in the Post-Closing Agreements, Borrower shall have provided Lender with current ALTA/ACSM survey of the Property in form and substance satisfactory to Lender, prepared by a licensed surveyor satisfactory to Lender, which survey shall show the location of all existing Improvements, if any, and all easements or encumbrances set forth in the title insurance commitment and shall comply with Lender’s survey requirements. The survey shall include a surveyor’s certification in form and substance satisfactory to Lender including a certification that the Properties are not in a flood hazard area. The survey shall be sufficient to allow the Title Company to issue its title insurance commitment without a general survey exception and with a same as survey title endorsement.

2.9 Insurance. Borrower shall have furnished to Lender evidence, either in the form of duplicate policies, binders, or certificates, acceptable to Lender (identifying each insurance policy, name of insurer, amount of coverage, deductible provisions, and expiration date) that Borrower has purchased, and has in full force and effect, policies of insurance, as required by Lender and the Loan Documents.

2.10 Evidence of Compliance. Borrower shall have furnished to Lender evidence satisfactory to Lender that the Properties and Improvements are in compliance with all Laws and all rules and regulations promulgated thereunder, and any restrictions of record affecting each Property, including, but not limited to, those dealing with condominiums, horizontal property regimes, building, zoning, environmental impact, setbacks, Americans With Disabilities Act, wetlands, and safety and pollution control, as applicable.

2.11 Organizational Documents. Lender shall be provided with a copy of the organizational and formation documents for Borrower, and a current company resolution providing evidence of authority to execute this Loan Agreement and the other Loan Documents. Borrower shall also provide to Lender certificates of existence or certificates of good standing for all corporations or limited liability companies from their state of formation, and, if Borrower was not formed in the State of North Carolina, a certificate of authority from the State of North Carolina.

2.12 Environmental Due Diligence. Except as set forth in the Post-Closing Agreements, Lender shall be provided with such environmental due diligence for the Properties as Lender may require (including, but not limited to Phase I environmental assessment reports and soils reports), to be in form and content acceptable to Lender. All reports shall be addressed to Lender. Borrower shall pay for the cost of the environmental due diligence.

2.13 Payoff of Existing Debt. Lender shall have received and approved payoff letters for the existing debt, if any, which shall be in form and substance acceptable to Lender.

2.14 Flood Plain. Lender shall have received evidence that (i) no portion of the Properties or Improvements are located in an area designated by the Secretary of Housing and Urban Development as having special flood hazards, or if any portion of the Property is so located, evidence that flood insurance is in effect; and (ii) no portion of the Properties and Improvements are located in a federally, state or locally designated wetland or other type of government protected area.

2.15 Financial Conditions. Lender shall have received evidence that, as of the date hereof, there has been no material adverse change in the physical condition of the Properties or Improvements, or the financial condition of Borrower or Guarantor, in Lender’s sole discretion, since the date of the most recent financial statements delivered to Lender or the most recent inspections of the condition of the Properties or Improvements, as the case may be.

2.17 Waiver. The rights, options, and remedies of Lender will be cumulative and no failure or delay by Lender in exercising any right, option, or remedy will be deemed a waiver of any such right, option, or remedy, or of any other right, option, remedy, or a waiver of any Event of Default under this Loan Agreement.

Article III
DISBURSEMENT; REPAYMENT, INTEREST; TERMINATION

3.1 Disbursement. Lender agrees on the terms and conditions and relying on the representations set forth herein to lend to Borrower, and Borrower agrees to borrow from Lender, an amount not to exceed the principal amount of the Loan. Subject to compliance by Borrower and Guarantor with all of the provisions of this Loan Agreement, the Loan shall be disbursed by Lender to Borrower on a monthly draw basis.

3.2 Interest.

(a) The Loan will be payable without offset to Lender on its respective Maturity Date in accordance with the Note, and the Loan will be payable upon demand after the sooner occurrence of an Event of Default.

(b) The Loan will accrue interest calculated on the actual number of days the Loan is outstanding on a 360-day basis at a fixed rate equal to 4.25%.

(c) Accrued interest on the Loan will be payable to Lender on the first day of each calendar month, beginning on May 1, 2022.

3.3 Default. In addition to all other rights contained in the Loan Documents, if an Event of Default occurs, the principal amount of all outstanding Loan Obligations, may, at Lender’s option, bear interest at a rate per annum that is equal to five percent (5%) in excess of the rate otherwise applicable to such Loan on such date (the “Default Rate”). The Default Rate will apply during the period beginning on the date an Event of Default occurs and ending on the earlier of (i) the date Borrower cures the Event of Default, and (ii) the date Lender notifies Borrower that the Event of Default has been waived.

3.4 Repayment. All payments on the Loan will be made by Borrower to Lender pursuant to the Note monthly beginning May 1, 2022, without offset or deduction, in immediately available funds of the United States of America at Lender’s principal office in Charlotte, North Carolina, or at such other place as Lender may designate in writing. If any payment of principal or interest is due on a day other than a Business Day, such payment will be made on the next succeeding Business Day, and any such period of extension will be included in computing the interest to be paid in connection with said payment. If any payments are not timely made and remain past due for ten (10) or more days, Borrower, will also pay to Lender a late charge equal to four percent (4%) of such delinquent payment. Payments on the Note are due and payable in arrears on the first day of each month, beginning on May 1, 2022, and continuing on the first day of each month thereafter. The entire remaining outstanding principal balance, together with all accrued, unpaid interest thereon, and all other charges under the Loan, will be due and payable on October 1, 2028 (the “Maturity Date”).

3.5 Prepayment Penalty. In the event the Note is prepaid in full prior to the Maturity Date, Borrower shall also pay to Lender on the date of such prepayment, a prepayment penalty equal to: (a) 2% of the outstanding balance of principal and interest prior to the anniversary of the Closing Date, and (b) 1% of the outstanding balance of principal and interest for each anniversary of the Closing Date after the first anniversary until May 1, 2027. Notwithstanding the foregoing, Borrower shall be permitted to make partial prepayments at any time without penalty.

3.6 Security for Loan Obligations.

(a) Borrower hereby grants to Lender a Lien on and continuing security interest in all of the Collateral to secure the payment and performance of all the Loan Obligations.

(b) This Loan Agreement will constitute a security agreement for all purposes under the UCC. Borrower authorizes Lender at Borrower’s expense, to file any financing statements describing or relating to the Collateral (without Borrower’s signature) which Lender reasonably deems appropriate, and Borrower irrevocably appoints Lender as its attorney-in-fact to, upon prior written notice to Borrower, execute any such financing statements in Borrower’s name and to perform all other acts which Lender reasonably deems appropriate to perfect and continue perfection of Lender’s security in the Collateral.

(c) Borrower will have possession of the UCC Collateral (if any exists), except where expressly provided otherwise in this Loan Agreement.

(d) Where the UCC Collateral (if any exist) is in the possession of a third party, Borrower will join Lender in notifying the third party of Lender’s security interest and obtaining an acknowledgement from the third party that it is holding the UCC Collateral for benefit of Lender.

3.7 Subordination Non-Disturbance and Attornment Agreement. Intentionally omitted.

Article IV
REPRESENTATIONS AND WARRANTIES

Borrower and Guarantor hereby jointly and severally represent and warrant to Lender, knowing that Lender will rely on such representations and warranties as incentive to make the Loan, that:

4.1 Borrower’s Existence. Borrower is a limited liability company duly organized and validly existing under the laws of the State of North Carolina duly qualified to do business in the State of North Carolina and has full power and authority to consummate the transactions contemplated by this Loan Agreement and is duly qualified to do business in the jurisdiction in which the Properties are owned by it or in which the transaction of business makes qualification necessary.

4.2 Power and Authority. Borrower has full power and authority to borrow hereunder and to incur the Loan Obligations provided for in this Loan Agreement and in each of the other Loan Documents to which Borrower is a party, all of which have been authorized by all proper and necessary action.

4.3 Due Execution and Enforcement. Each of the Loan Documents to which Borrower is a party constitutes a valid and legally binding obligation of Borrower, enforceable in accordance with its respective terms and does not violate, conflict with, or constitute any default under any law, government regulation, decree, judgment, Borrower’s operating agreement or any other agreement or instrument binding upon Borrower.

4.4 Due Execution and Enforcement. Each of the Loan Documents to which Guarantor is a party constitutes a valid and legally binding obligation of Guarantor, enforceable in accordance with its respective terms and does not violate, conflict with, or constitute any default under any law, government regulation, decree, judgment, or any other agreement or instrument binding upon Guarantor.

4.5 Violations or Actions Pending. There are no actions, suits, or proceedings pending against Borrower or Guarantor or, to the best of Borrower’s or Guarantor’s actual knowledge, no actions, suits, or proceedings pending or threatened which might adversely affect the financial condition of Borrower or Guarantor or which might impair the value of any Collateral taken or to be taken by Lender in connection with this Loan Agreement. Borrower and Guarantor are not in violation of any agreement the violation of which might reasonably be expected to have a materially adverse effect on such Borrower’s or Guarantor’s business or assets, and none of Borrower and Guarantor are not in violation of any order, judgment, or decree of any court, or any statute or governmental regulation to which Borrower and Guarantor, as applicable, are subject. The execution and performance of this Loan Agreement by Borrower will not result in any breach of any mortgage, lease, credit or loan agreement or any other instrument which may bind or affect Borrower and Guarantor, as applicable.

4.6 Financial Statements. All financial statements of Borrower and Guarantor, heretofore given, if any, and hereafter to be given to Lender are and will be materially true and complete in all respects as of their respective dates and prepared in accordance with generally accepted accounting principles consistently applied, and fairly represent the financial conditions of the business or persons to which they pertain, and no materially adverse change has occurred in the financial conditions reflected therein since the respective dates thereof.

4.7 Compliance with Laws and Regulations. To the best of Borrower’s actual knowledge, the Properties and Improvements comply with all applicable laws, ordinances, and regulations, including, without limitation, zoning and environmental laws, all covenants and restrictions of record, all applicable laws and regulations, including, without limitation, the Americans With Disabilities Act and regulations thereunder, and all laws, ordinances, rules, and regulations relating to zoning, setback requirements, and building codes, and does not constitute a nonconforming structure and the operation of said Properties and Improvements by the tenants does not constitute a nonconforming use under applicable zoning. Borrower and Guarantor agree to indemnify and hold Lender harmless from any fines or penalties assessed or any corrective costs incurred by Lender if any Property and Improvements or any part thereof, is hereafter determined to be in violation of any covenants or restrictions of record or any applicable laws, ordinances, rules or regulations, and such indemnity shall survive any foreclosure or Properties and Improvements in lieu of foreclosure.

4.8 No Litigation. There is no litigation, proceeding, governmental investigation, or pending litigation, proceeding, or governmental investigation that would reasonably be expected to have a material adverse effect on the business, Properties and Improvements, or final condition of Borrower, or Guarantor or, to the knowledge of either Borrower or Guarantor, threatened against or relating to Borrower or Guarantor, or their respective properties or businesses.

4.9 Priority of Deed of Trust and the Mortgage. The Deeds of Trust and the Mortgage, when duly executed, delivered, and recorded, will constitute a first priority encumbrance against Borrower’s interest in the applicable Property encumbered thereby, prior to all other liens and encumbrances, including those which may hereafter accrue, except for such matters as shall have been set forth in each Deed of Trust and Mortgage as a “Permitted Encumbrance.”

4.10 Condemnation. To the best of Borrower’s knowledge, there are no proceedings pending or threatened, to acquire by any power of condemnation or eminent domain, with respect to the Property, or any interest therein.

4.11 Accuracy of Documents. All documents furnished to Lender by or on behalf of Borrower or Guarantor, as applicable, as part of or in support of the application of the Loan or this Loan Agreement are true, correct, and complete and accurately represent the matters to which they pertain.

4.12 Environmental Matters. Except as set forth in the Post-Closing Agreements, if any, Borrower is entering into the Indemnity Agreement on the Closing Date and all such representations and warranties set forth in such Indemnity Agreement are incorporated herein.

4.13 No Construction. Except as set forth on Exhibit B attached hereto and incorporated herein, Borrower has not commenced and has made no contract or arrangement of any kind the performance of which by the other party thereto would give rise to a Lien on any of the Properties.

4.14 Taxes. Except as to taxes not yet due and payable, Borrower and Guarantor have filed all returns and reports that are now required to be filed by it in connection with any federal, state or local tax, duty or charge levied, assessed or imposed upon it or its property, including unemployment, social security and similar taxes; and all of such taxes have been either paid or adequate reserve or other provision has been made therefor.

4.15 Regulation U. No part of the proceeds of the Loan will be used to purchase or carry any margin stock (as such term is defined in Regulation U of the Board of Governors of the Federal Reserve System.

4.16 Lease. The Leases remain in full force and effect.

4.17 Loan. Borrower is a business or commercial organization. The Loan is being obtained solely for business or investment purposes, and will not be used for personal, family, household, or agricultural purposes.

4.18 Compliance in Zoning. The use of the Properties complies with applicable zoning ordinances, regulations and restrictive covenants affecting each Property, all use requirements of any Governmental Authority having jurisdiction have been satisfied, and no violation of any law or regulation exists with respect thereto.

4.19 OFAC. None of Borrower and Guarantor are not a person whose property or interest in property is blocked or subject to blocking pursuant to Section 1 of Executive Order 13224 of September 23, 2001 Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (2001)), do not engage in any dealings or transactions prohibited by Section 2 of such executive order, or is otherwise associated with any such person in any manner in violation of Section 2, or are not a person on the list of Specially Designated Nationals and Blocked Persons or subject to the limitations or prohibitions under any other U.S. Department of Treasury’s Office of Foreign Assets Control regulation or executive order.

4.20 Patriot Act. Borrower and Guarantor are in compliance with the Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto, and the Uniting And Strengthening America By Providing Appropriate Tools Required To Intercept And Obstruct Terrorism (USA Patriot Act of 2001). No part of the proceeds of the Loan will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.

All representations and warranties contained in this Loan Agreement shall be deemed continuing and in effect at all times while Borrower remains indebted to Lender pursuant to the Loan.

Article V
COVENANTS OF BORROWER AND GUARANTORS

Borrower and Guarantor, as applicable, covenant and agree, from the date of this Loan Agreement and as long as Borrower remains indebted to Lender, as follows:

5.1 Use of Proceeds. The purpose of the Loan is to refinance the Properties.

5.2 Liens and Encumbrances. To keep the Properties and all other assets of Borrower free from all liens and encumbrances except those contemplated by this Loan Agreement or as set forth on the applicable Deed of Trust and Mortgage as a Permitted Encumbrance; to discharge or make other arrangements acceptable to Lender with respect to (including, without limitation, bonding off or insuring over any such lien) any mechanic’s or other lien filed against the Properties or Borrower, within 45 days of the date such lien is filed against the Properties.

5.3 Taxes. To pay promptly when due and before the accrual of penalties thereon all taxes, including all real and personal property taxes and assessments levied or assessed against Borrower, or the Properties, and to provide Lender with receipted bills therefor if requested by Lender.

5.4 Insurance. Maintain or cause to be maintained the following insurance:

(a) A liability insurance policy in an amount sufficient to avoid co-insurance liability and equal to the total replacement value or the Loan amount, whichever is greater, with extended coverage endorsement covering all assets located on the Properties, as approved by Lender; notify Lender of any change in the status of any such insurance within 15 days of Borrower’s receipt of notice of any such change; and name Lender as mortgagee and loss-payee with respect to all proceeds of property insurance (including both the all-risk property insurance and business income insurance) pursuant to a mortgagee clause and lender loss payable clause satisfactory to Lender and name Lender as additional insured with respect to all liability policies. Borrower shall also maintain or cause to be maintained and provide Lender with evidence of workers’ compensation insurance satisfactory to Lender in such amount as is required by applicable law and including employer’s liability insurance, if required by Lender. The proceeds of any such insurance upon the Properties and Improvements business personal property shall be applied toward the repair or restoration of the Properties and Improvements or to the payment of the Loan Obligations, at Lender’s option and in such order as Lender may elect, whether or not such Loan Obligations are then due and without affecting Lender’s interest in the Collateral. Upon an Event of Default, Borrower appoints Lender as Borrower’s attorney-in-fact to cause the issuance of or an endorsement of any policy to bring Borrower into compliance herewith and to make any claim for, receive payment for, and execute and endorse any documents, checks or other instruments in payment for loss, theft, or damage under any such insurance policy;

(b) If applicable, a flood insurance policy on the Improvements and Borrower’s owned contents, if any, in form and amount acceptable to Lender but in no amount less than the amount sufficient to meet the requirements of applicable law as such requirements may from time to time be in effect; and

(c) Such other insurance as may be required from time to time by Lender in order to comply with any regulatory requirements imposed on Lender by an applicable governing body or regulatory body.

All policies must be issued by companies licensed to do business in North Carolina reasonably satisfactory to Lender on policy forms reasonably satisfactory to Lender and containing a standard clause designating the Lender as loss payee and additional insured. Such policies shall provide that such policy shall not be canceled or modified without at least 30 days prior written notice to Lender and shall provide that any loss otherwise payable thereunder shall be payable notwithstanding any act or negligence of Borrower which might, absent such agreement, result in a forfeiture of all or a part of such insurance payment. Borrower shall promptly pay all premiums when due on such insurance and, not less than 30 days prior to the expiration dates of each such policy, Borrower will deliver to Lender acceptable evidence of insurance, such as a renewal policy or policies marked “premium paid” or other evidence satisfactory to Lender reflecting that all required insurance is current and in force. Borrower will immediately give notice to Lender of any cancellation of, or change in, any insurance policy. Lender shall not, because of accepting, rejecting, approving, or obtaining insurance, incur any liability for (a) the existence, nonexistence, form, or legal sufficiency thereof, (b) the solvency of any insurer, or (c) the payment of losses.

Notwithstanding the foregoing, Lender agrees that Lender shall make the net proceeds of insurance (after payment of Lender’s costs and expenses) available to Borrower for Borrower’s repair, restoration, and replacement of the Properties and Improvements on the following terms and subject to Borrower’s satisfaction of the following conditions:

(a) At the time of such loss or damage and at all times thereafter while Lender is holding any portion of such proceeds, there shall exist no Event of Default;

(b) The applicable Property and Improvements for which loss or damage has resulted shall be capable of being restored to its pre-existing condition and utility in all material respects with a value equal to or greater than prior to such loss or damage and shall be capable of being completed prior to the maturity of the Loan;

(c) Within 30 days from the date of such loss or damage Borrower shall have given Lender a written notice electing to have the proceeds applied for such purpose;

(d) The tenants affected by such damage shall have confirmed in writing that they will not cancel their Leases as a result of such damage; and

(e) Within 60 days following the date of notice under the preceding subparagraph (c) and prior to any proceeds being disbursed to Borrower, Borrower shall have provided to Lender all of the following:

(i) complete plans and specifications for restoration, repair and replacement of the appliable Property and Improvements damaged to the condition, utility and value required by (b) above,

(ii) if loss or damage exceeds $100,000, then fixed-price or guaranteed maximum cost construction contracts for completion of the repair and restoration work in accordance with such plans and specifications,

(iii) builder’s risk insurance for the full cost of construction with Lender named under a standard mortgagee loss-payable clause,

(iv) such additional funds as in Lender’s reasonable opinion are necessary to complete the repair, restoration, and replacement, and

(v) copies of all permits and licenses necessary to complete the work in accordance with the plans and specifications;

(f) Lender will, at Borrower’s expense, retain an independent inspector to review and approve plans and specifications and completed construction and to approve all requests for disbursement, which approvals shall be conditions precedent to release of proceeds as work progresses;

(g) No portion of such proceeds shall be made available by Lender for architectural reviews or for any other purposes which are not directly attributable to the cost of repairing, restoring, or replacing the Property and Improvements for which a loss or damage has occurred unless the same are covered by such insurance;

(h) Borrower shall commence such work within 120 days of such loss or damage and shall diligently pursue such work to completion;

(i) Lender shall have a first lien and security interest in all building materials and completed repair and restoration work and in all fixtures and equipment acquired with such proceeds, and Borrower shall execute and deliver such deed of trust, mortgage, security agreements, financing statements and other instruments as Lender shall request to create, evidence, or perfect such lien and security interest; and

(j) In the event and to the extent such proceeds are not required or used for the repair, restoration and replacement of the applicable Property and Improvements, for which a loss or damage has occurred, or in the event Borrower fails to timely make such election or having made such election fails to timely comply with the terms and conditions set forth herein, Lender shall be entitled without notice to or consent from Borrower to apply such proceeds, or the balance thereof, at Lender’s option either (i) to the full or partial payment or prepayment of the Loan Obligations in the manner aforesaid, (ii) to the repair, restoration and/or replacement of all or any part of the applicable Property and Improvements for which a loss or damage has occurred, or (iii) Lender may release the balance of such net proceeds to Borrower.

Upon an Event of Default, Borrower appoints Lender as Borrower’s attorney-in-fact to cause the issuance of or an endorsement of any policy to bring Borrower into compliance herewith and, at Lender’s sole option, to make any claim for, receive payment for, and execute and endorse any documents, checks or other instruments in payment for loss, theft, or damage covered under any such insurance policy; however, in no event will Lender be liable for failure to collect any amounts payable under any insurance policy. Lender shall not take any actions as Borrower’s attorney-in-fact unless an Event of Default exists under this Loan Agreement.

5.5 Fees. To pay all origination, loan and inspection fees of Lender, including, but not limited to the payment to Lender of a loan origination fee as set forth in Section 2.1, appraisal review fee, all fees and charges of Lender’s inspections, and all expenses involved in perfecting the lien status or priority of the Collateral and all other out-of-pocket expenses of Lender directly related to the Loan or the protection and preservation of the Properties and Improvements or the enforcement of any provision of this Loan Agreement, including, without limitation, recording fees and taxes, tax, title and lien search charges, title insurance charges, consultants’, engineers’ and reasonable attorneys’ fees based on actual time expended and not on any statutory presumption (including reasonable attorneys’ fees at trial and on any appeal by either Borrower or Lender), real property taxes and insurance premiums; and to indemnify against, and hold Lender and any Representatives harmless from, any loss, or liability on account of any claim by any party arising out of the Loan or Lender’s or any Representative interest in or lien upon any of the Properties.

5.6 Reports and Notices. To furnish promptly to Lender such information relating to the Property and Improvements as Lender may reasonably require to notify Lender promptly of any litigation instituted or threatened against Borrower or Guarantor, any deficiencies asserted or liens filed against Borrower or Guarantor, the Properties or Improvements; any audits of any Federal or State tax return of Borrower or Guarantor and the results of any such audit; to notify Lender promptly of any condemnation or similar proceedings with respect to any part of the Properties or Improvements, any proceeding seeking to enjoin the intended use of the Properties or Improvements, and of all changes in governmental requirements pertaining to the Properties or Improvements, utility availability, anticipated costs of completion, and any other matters which could reasonably be expected to adversely affect Borrower’s or Guarantor’s ability to perform its Loan Obligations.

5.7 Books and Records. To maintain complete and accurate account books and records with respect to the Loan, the Properties and Improvements, and to make such books and records available at reasonable times for inspection and copying by Lender or its Representatives.

5.8 Access and Promotion. To permit Lender and its Representatives to have access to the Properties and Improvements at reasonable times.

5.9 Indebtedness.

(a) To pay duly and promptly all of Borrower’s indebtedness to Lender according to the terms of the Loan Documents, and

(b) To incur no other indebtedness in any manner secured in whole or in part by the Properties, Improvements, or any income to be derived therefrom, without the prior written consent of Lender, except for business expenses, trade accounts payable or accrued in the ordinary course of business (provided that the same shall be paid substantially when due in accordance with customary trade terms unless contested by appropriate proceedings), and other obligations and liabilities other than for borrowed money incurred in the ordinary course of business.

(c) All indebtedness owing by Borrower to any of its shareholders and/or affiliate and related entities shall be fully subordinated to the prior payment of all of the indebtedness owing from time to time by Borrower to Lender on terms, and in a form, acceptable to Lender.

5.10 Future Financial and Operating Statements. To furnish to Lender with the following:

(a) As soon as available, but in no event more than within 45 days after filing such returns, or in the case of a fiscal year end of December 31 of each year, no later than April 30th of the following year (but in no event later than October 31 of each year if an extension is filed), copies of all tax returns prepared and filed for or on behalf of Borrower and Guarantor; and

(b) Then-current personal financial statements of Guarantor no less than annually, or as requested by Lender; and

(c) On a continuing basis, such financial information as the Lender may request; and

(d ) Within a reasonable time, upon Lender’s request, such other information about Borrower and Guarantor, or the Properties and Improvements in Borrower’s possession or reasonably available to Borrower as Lender may from time-to-time reasonably request.

Each of such income statements shall cover the period from the end of the immediately preceding year to the end of such year, and each balance sheet and income statement shall be certified to be correct by Borrower. Borrower shall also certify with each such financial statement that:

(i) To the best of its knowledge, Borrower has complied with and is in compliance with all terms, covenants, and conditions of this Loan Agreement which are binding upon it;

(ii) There has been no material adverse change in the financial or other condition for the Properties and Improvements or the financial condition of Borrower since the date of the most recent financial statements or Properties and Improvements delivered to Lender;

(iii) There exists no Event of Default or, if such is not the case, that one or more specified Events of Default have occurred; and

(iv) The representations and warranties contained in this Loan Agreement are true with the same effect as though made on the date of such certificate.

5.11 Debt Service Coverage Ratio Requirement. Borrower will maintain a minimum debt service coverage ratio (the “DSCR”) of not less than 1.25 to 1.00, measured on an annual basis, for the Properties and Improvements securing the loan. DSCR shall mean the Net Operating Income for the Properties Improvements divided by Annual Debt Service for the Properties and Improvements. The DSCR will be tested annually, commencing on December 31, 2023, and on December 31st of each year thereafter based on three (3) month trailing Net Operating Income. As used herein:

(a) “Net Operating Income” is defined as the sum of gross rents plus CAM charges, minus cash operating expenses excluding interest expense.

(b) “Annual Debt Service” means all interest expense plus principal payments scheduled to be paid in the same period based on actual rate on all indebtedness secured by the Property.

If, as of each DSCR test date, it is determined in Lender’s sole discretion that the required minimum DSCR of 1.25 to 1.00 has not been met, Lender shall, at its option, require Borrower to either (a), immediately make a mandatory principal payment on the Loan in an amount that will be sufficient to reduce the principal balance of the Loan to an amount satisfactory to Lender so that the required minimum DSCR of 1.25 to 1.00 is met, or (b) deposit with Lender a reserve amount equal to 12 months of debt service payments under the Loan to be held at Lender as additional collateral for said Loan. The failure to satisfy either (a) or (b) above shall constitute an Event of Default under the Loan Documents. Should Borrower be required to deposit the required funds into a reserve account, Borrower agrees that it will promptly enter into the appropriate account documentation as reasonably required by Lender.

5.12 Maintain Existence. To maintain its existence as a limited liability company and to permit no changes in the membership interests of Borrower without the prior written approval of Lender.

5.13 Comply with Other Loan Documents. To perform all its Loan Obligations under the Note, Deeds of Trust, Mortgage, Assignments of Leases and Rents, and all other Loan Documents.

5.14 Compliance with Law. Comply in all respects with all applicable laws, ordinances, rules, regulations, and requirements of any Governmental Authority (including, without limitation, all Applicable Environmental Laws) related to Borrower or the Properties.

5.15 Agreements. To comply with all of its Loan Obligations under each of the Loan Documents.

5.16 Lease. To comply with all of its obligations under the Leases and to maintain the Leases free from default.

5.17 Operating Accounts. To establish and maintain its primary depository account and treasury services for Borrower with Lender while the Loan remains outstanding.

5.18 Updated Appraisals. To provide to Lender, at Lender’s request, reappraisals of the Properties and any Improvements in a form and by an appraiser selected by Lender, and to pay all costs associated with such reappraisals at any time while the Loan remains outstanding, if an Event of Default exists under this Loan Agreement or if required by federal regulation; provided, however, Borrower shall not be responsible for the costs of more than one such appraisal in a 12- month period.

5.19 Assignment or Conveyance. To permit no conveyance, lease, mortgage, or any other alienation or encumbrance of the Properties or Improvements, unless Lender’s prior written approval is first obtained which shall not be unreasonably withheld; provided, however, that Lender’s prior written approval shall not be required for utility easements and other encumbrances that are necessary for the operation of the business in the Improvements provided such utilities do not adversely affect the business (each a “Necessary Encumbrance”), and upon request, Lender will execute a subordination of its lien to such Necessary Encumbrance in form and substance reasonably acceptable to Lender.

5.20 Supervision and Inspection. Upon reasonable advance written notice from Lender, and during normal business hours, grant Lender and its Representatives full and complete access to all Collateral and to the records, correspondence and other papers relating to the Collateral, and the right to inspect, examine, verify, and make abstracts from and copies of the Collateral and the records, correspondence and papers, and to investigate such other activities and business of Borrower as Lender and its Representatives may reasonably deem necessary or appropriate at the time, provided that (i) such Lender access shall not unduly or unreasonably burden, hinder or delay Borrower or tenant’s use, possession or occupation of the Properties, and (ii) unless an Event of Default is then in existence, any such Lender access (and related activities) granted more than one time per calendar year shall be at Lender’s sole cost and expense, and Borrower shall not have any responsibility to reimburse Lender for any costs related to the same.

5.21 Name Change; Jurisdictional Change. Notify Lender at least 30 days prior to the effective date of any change of its name or the jurisdiction of its organization (whether by merger or otherwise), and prior to such effective date Borrower shall have executed any required amended or new UCC financing statements and other documents necessary to maintain and continue the perfected security interests of Lender in all of the Collateral and shall have taken such other actions and executed such documents as Lender shall reasonably require.

5.22 Other Acts. At Lender’s request, to execute and deliver to Lender all further documents and perform all other acts which Lender reasonably deems necessary or appropriate to perfect or protect its security for the Loan.

Article VI
EVENTS OF DEFAULT

6.1 Events of Default. The occurrence of any of the events listed in this Article VI and the expiration of any applicable notice and cure period, if any, shall constitute an event of default under this Loan Agreement (herein, an “Event of Default”):

(a) Failure by Borrower to make any payment of interest or principal or any other sum due under any Note, any Deed of Trust, any Mortgage, or any other Loan Document within 5 days of receipt of written notice from Lender to Borrower of such non-payment, whether by acceleration or otherwise; provided, however, (x) Lender shall only be required to deliver and Borrower shall only be entitled to receive two notices of non-payment per 12-month period of the Loan, and (y) such cure period shall not apply to the final payment on the Maturity Date; or

(b) Failure by Borrower to renew any insurance required under Section 5.4 of this Loan Agreement within 5 days after receipt of notice from an insurance provider to Borrower, or in the event of any uninsured casualty of the Properties and Improvements, Borrower fails to deposit an amount equal to the full replacement cost of the Properties and Improvements as approved by Lender within 5 days after such casualty; or

(c) Except as provided in Section 6.1(b), any default or failure by Borrower or any Guarantor to observe any covenant, condition or agreement under the terms of this Loan Agreement, the Note, the Deed of Trust, the Mortgage, the Assignment of Leases and Rents, or any other Loan Documents heretofore or hereafter executed by Borrower or Guarantor to secure the Loan Obligations, which default or failure is not cured within 30 days after written notice thereof from Lender to Borrower; provided, that if such failure is not reasonably susceptible to cure within such 30-day period, then Borrower shall have a reasonable additional time to cure, not exceeding an additional 30 days, provided that Borrower has commenced and is diligently pursuing cure within the initial 30-day period; or

(d) The filing by Borrower or Guarantor of a voluntary petition in bankruptcy or the adjudication of Borrower or Guarantor as a bankrupt or insolvent, or the filing by Borrower or Guarantor of any petition or answer seeking or acquiescing in any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief for itself under any present or future federal, state or other statute, law or regulation relating to bankruptcy, insolvency or other relief for debtors, or if Borrower or Guarantor should seek or consent to or acquiesce in the appointment of any trustee, receiver or liquidator for itself or of all or any substantial part its property or of any or all of the rents, revenues, issues, earnings, profits or income thereof, or the making of any general assignment for the benefit of creditors or the admission in writing by Borrower of its inability to pay their debts generally as they become due; or

(e) The entry by a court of competent jurisdiction of an order, judgment, or decree approving a petition filed against Borrower or Guarantor, which such petition seeks any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future federal, state or other statute, law or regulation relating to bankruptcy, insolvency, or other relief for debtors, which order, judgment or decree remains unvacated and unstayed for an aggregate of 90 days (whether or not consecutive) from the date of entry thereof, or the appointment of any trustee, receiver or liquidator of Borrower or Guarantor of all or any substantial part of its properties or of any or all of the rents, revenues, issues, earnings, profits or income thereof which appointment shall remain unvacated and unstayed for an aggregate of 90 days (whether or not consecutive); or

(f) The sale or other transfer of the membership interests in Borrower or in the majority member in interest of Borrower, unless the written consent of Lender is first obtained, which consent may be granted or refused by Lender in its sole discretion; or

(g) The sale or other transfer of all or any portion of the Properties and Improvements except as permitted herein; or

(h) The creation or suffering to exist by Borrower of any Lien or encumbrance on any Property, other than (i) the Lien of the Deed of Trust on the Dixie Land; (ii) the Lien of the Deed of Trust on the Driftwood Land; (iii) the Lien of the Mortgage on the Meadowbrook Land; (iv) Liens for ad valorem taxes and assessments not then delinquent; (v) Liens or encumbrances which are imposed without the consent or acquiescence of Borrower and are bonded off or otherwise removed from the Property within 45 days after such lien or encumbrance has been filed against all or a part of the Property; (vi) the Leases; and (v) Permitted Encumbrances to which the Deeds of Trust and the Mortgage are subject; or

(i) Any false statement, misrepresentation or withholding of facts by Borrower or any other person in any loan application or other document provided by Borrower or its Representatives to Lender or its Representatives, including any material misrepresentation made in this Loan Agreement, as to any matter relied upon by Lender in evaluating whether to extend financing to Borrower; or

(j) The occurrence of any Event of Default set forth in any of the other Loan Documents; or

(k) The occurrence of any default on any obligation owed to Lender which remains uncured after the end of any applicable grace or cure period, or which is not otherwise being contested by Borrower with adequate security provided to Lender; or

(l) Borrower incurs indebtedness not otherwise permitted under Section 5.9 of this Loan Agreement; or

(m) A final judgment or judgments for the payment of money aggregating in excess of $75,000.00 is or are outstanding against Borrower or against any of the Properties, and any one of such judgments has remained unpaid, unvacated, unbonded or unstayed by appeal or otherwise for a period of 45 days from the date of its entry.

6.2 Borrower acknowledges that Lender has made the Loan to Borrower upon the security of its interest in the Collateral and in reliance upon the Collateral. Borrower acknowledges that all of the Collateral described therein, and all of the Properties and Improvements shall be deemed to secure the Loan Obligations of Borrower and any other borrower or Property owner with respect to the Loan, the Loan Agreement, and the other Loan Documents. Borrower agrees that each of the Loan Documents are and will be cross collateralized and cross defaulted with each other so that an Event of Default under any of Loan Documents shall constitute an Event of Default under each of the other Loan Documents and such cross collateralization shall in no event be deemed to constitute a fraudulent conveyance and Borrower waives any claims related thereto. Further, for all purposes, the “Loan Obligations” under the Deed of Trust and the Loan Obligations under this Loan Agreement shall be deemed to include any and all of the obligations of Borrower and any other borrower or Property owner arising under or relating in any way to any or all of the Loan Documents or the future liability or obligations of Borrower to Lender.

Article VII
REMEDIES UPON DEFAULT

Upon the occurrence of any Event of Default, subject to the giving of any applicable notice and the expiration of any applicable cure period, Lender shall have the absolute right at its option and election and in its sole discretion to exercise alternatively or cumulatively any or all of the remedies set forth in this Article VII.

7.1 Termination. To cancel Lender’s obligations pursuant to this Loan Agreement by written notice to Borrower. Upon the occurrence of an Event of Default, Lender’s obligations pursuant to this Loan Agreement shall be terminated immediately and automatically.

7.2 Specific Performance. To institute appropriate proceedings to specifically enforce performance of the terms and conditions of this Loan Agreement.

7.3 Taking of Possession. To take immediate possession of any or all of the Properties and Improvements as well as all other personal property to which title is held by Borrower and securing the indebtedness in this Loan Agreement. Without restricting the generality of the foregoing and for the purposes aforesaid, Borrower hereby appoints and constitutes Lender its lawful attorney-in-fact; to pay all taxes and assessments on the Properties not paid by Borrower when due and to add the amounts of any such payments to the amount of indebtedness secured by the Deeds of Trust or the Mortgage, as applicable; to pay, settle, or compromise all bills and claims, which may be incurred in connection with the Properties and Improvements; to execute all applications and certificates in the name of Borrower which may be required; to prosecute and defend all actions or proceedings in connection with the Properties and Improvements, fixtures, equipment, machinery, furniture or any other personal property; and to do any act which Borrower might do in its own behalf relating to the Properties and Improvements, it being understood and agreed that this power of attorney shall be a power coupled with an interest and cannot be revoked.

7.4 Receivership. To appoint or seek appointment of a receiver, without notice and without regard to the solvency of Borrower or the adequacy of the security, for the purpose of preserving the Properties and Improvements preventing waste, and to protect all rights accruing to Lender by virtue of this Loan Agreement, the Deeds of Trust and the Mortgage, and expressly to make any and all further improvements, whether on-site or off-site, as Lender may determine to be necessary. All expenses incurred in connection with the appointment of such receiver, or in protecting, preserving, or improving the Properties, shall be charged against Borrower, and shall be secured by the applicable Deeds of Trust and/or the Mortgage and enforced as a lien against the Properties and Improvements.

7.5 Setoff. Lender may, and is hereby authorized by Borrower, at any time and from time to time, to the fullest extent permitted by applicable laws, without advance notice to Borrower (any such notice being expressly waived by Borrower), set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and any other indebtedness at any time owing by Lender or any of its Affiliates to or for the credit or the account of Borrower, against any or all of the Loan Obligations of Borrower under this Loan Agreement or the other Loan Documents now or hereafter existing, whether or not such Loan Obligations have matured. Lender agrees promptly to notify Borrower after any such set off or application; provided, however, that the failure to give such notice shall not affect the validity of such set off and application.

7.6 Acceleration. To accelerate maturity of the Note and any other indebtedness of Borrower to Lender arising under this Loan Agreement, the Deeds of Trust, the Mortgage, or any other instrument or document related to the Loan, and demand payment of the principal sum due thereunder, with interest, advances, costs, and attorneys’ fees, and enforce collection of such payment by foreclosure of a Deed of Trust or the Mortgage or the enforcement of any other collateral, or other appropriate action.

7.7 Other. To exercise any other right, privilege or remedy available to Lender as may be provided by the Deeds of Trust, the Mortgage, the Assignment of Leases and Rents, or under any other security documents relating to the Loan heretofore or hereafter executed in favor of Lender or under applicable law. The enumeration of Lender’s rights and remedies set forth in this Loan Agreement is not intended to be exhaustive and the exercise by Lender of any right or remedy shall not preclude the exercise of any other rights or remedies, all of which shall be cumulative, and shall be in addition to any other right or remedy given hereunder, under the other Loan Documents or under any other agreement between Borrower and Lender or that may now or hereafter exist in law or in equity or by suit or otherwise. No delay or failure to take action on the part of Lender in exercising any right, power or privilege shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude other or further exercise thereof or the exercise of any other right, power or privilege or shall be construed to be a waiver of any Event of Default. No course of dealing between Borrower and Lender or their agents or employees shall be effective to change, modify or discharge any provision of this Loan Agreement or any of the other Loan Documents or to constitute a waiver of any Event of Default.

Article VIII
INDEMNIFICATION

8. Indemnification. BORROWER, GUARANTOR AND THEIR RESPECTIVE SUCCESSORS AND ASSIGNS (COLLECTIVELY, THE “INDEMNITOR”), AGREE TO DEFEND, INDEMNIFY, AND HOLD HARMLESS LENDER, ITS DIRECTORS, OFFICERS, EMPLOYEES, AGENTS, RESPRESENTATIVES, CONTRACTORS, LICENSEES, INVITEES, SUCCESSORS, AND ASSIGNS (COLLECTIVELY, THE “INDEMNITEE”), FROM AND AGAINST ANY AND ALL CLAIMS, DEMANDS, JUDGMENTS, DAMAGES, ACTIONS, CAUSES OF ACTION, INJURIES, ADMINSTRATIVE ORDERS, CONSENT AGREEMENTS, AND ORDERS, LIABILITES, PENALTIES, COSTS, AND EXPENSES OF ANY KIND WHATSOEVER (INCLUDING CLAIMS ARISING OUT OF LOSS OF LIFE, INJURY TO PERSONS, PROPERTY, OR BUSINESS OR DAMAGE TO NATURAL RESOURCES) IN CONNECTION WITH THE ACTIVITIES OF THE INDEMNITOR, ITS PREDECESSORS IN INTEREST, OR PARTIES IN CONTRACTUAL RELATIONSHIP WITH THE INDEMNITOR, OR ANY OF THEM, EXCEPT ANY CONDITOIN, ACCIDENT, OR EVENT CAUSED BY THE GROSS NEGLIGENCE, WILLFUL MISCONDUCT, OR BREACH OF THE INEMNITEE. THE INDEMNITOR, ITS SUCCESSORS, AND ASSIGNS WILL BEAR, PAY, AND DISCHARGE WHEN AND AS THE SAME WILL BECOME DUE AND PAYBALE, ANY AND ALL SUCH JUDGMENTS OR CLAIMS FOR DAMAGES, PENALTIES OR OTHERWISE AGAINST THE INDEMNITEE DESCRIBED IN THIS SECTION 8, WILL HOLD THE INDEMNITEE HARMLESS FROM THOSE JUDGMENTS OR CLAIMS, AND WILL ASSUME THE BURDEN AND EXPENSE OF DEFENDING ALL SUITS, ADMINSITRATIVE PROCEEDINGS, NEGOTIATIONS OF ANY DESCRIPTION, WITH ANY AND ALL PERSONS, POLITICAL SUBDIVISIONS, OR GOVERNMENTAL AGENCIES ARISING OUT OF ANY OF THE OCURRENCES SET FORTH IN THIS SECTION 8. IN ADDITION, IN ANY SUIT, PROCEEDING, OR ACTION BROUGHT BY OR AGAINST THE INDEMNITEE RELATING TO THE COLLATERAL, THE INDEMNITOR WILL SAVE, INDEMNIFY, AND KEEP THE INDEMNITEE HARMLESS FROM AND AGAINST ALL EXPENSES, LOSSES, OR DAMAGAGES BY REASON OF ANY DEFENSE, SETOFF, COUNTERCLAIM, RECOUPMENT, OR REDUCTION OF LIABILITY WHATSOEVER OF ANY OBLIGOR UNDER OR ARISING OUT OF ANY OTHER AGREEMENT, INDEBTEDNESS, OR LIABILITY AT ANY TIME OWING TO OR IN FAVOR OF SUCH OBLIGOR OR ITS SUCCESSORS FROM THE INDEMNITOR, AND ALL SUCH OBLIGATIONS OF THE INDEMNITOR WILL BE AND REMAIN ENFORCEABLE AGAINST INDEMNITOR.

Article IX
MISCELLANEOUS

9.1 This Loan Agreement Part of Note, Deed of Trust, and Mortgage. The Note, Deeds of Trust, and the Mortgage may specifically incorporate this Loan Agreement by reference and in the event that the Deeds of Trust, the Mortgage and Note are duly assigned, this Loan Agreement and the Loan Documents, shall be considered assigned in like manner. In the event of a conflict between any of the provisions of the Note, Deeds of Trust, the Mortgage or any other document evidencing or securing the Loan, and this Loan Agreement, the provisions of this Loan Agreement shall control. An Event of Default pursuant to this Loan Agreement shall constitute an Event of Default under the Note, the Deeds of Trust, and the Mortgage, and any Event of Default under the Note, the Deeds of Trust, or the Mortgage, shall constitute an Event of Default under this Loan Agreement.

9.2 Exclusiveness. This Loan Agreement, the Note, the Deeds of Trust, the Mortgage and any other documents made pursuant hereto are made for the sole protection of Borrower, Guarantor, Lender, and Lender’s successors and assigns, and no other person shall have any right of action hereunder.

9.3 Notice. All notices, demands, requests, consents, approvals, or other communications (any of the foregoing, a “Notice”) which any party hereto may desire or may be required to give to any other party shall be in writing and either (a) delivered by hand, (b) mailed by certified mail, return receipt requested, or (c) sent by a nationally recognized overnight carrier which provides for a return receipt. Any such Notice shall be sent to the respective party’s addresses as set forth below or to such other address as such party may, by notice in writing, designate as such party’s address:

If to Borrower: Charlotte 3 Park MHP LLC
136 Main Street

Pineville, NC 28134

Attn: Adam Martin

With a copy to: Whiteford Taylor & Preston

Two James Center

1021 East Cary Street, Suite 1700

Richmond, Virginia 23219

Attention: Katja H. Hill

If to Guarantor: Raymond Gee, Individually

136 Main Street

Pineville, North Carolina 28134

If to Lender: TowneBank
6337 Morrison Road
Charlotte, NC 28211

Attn:	Greg Smith, Senior Vice President Commercial Banking Officer

With a copy to: Ascension Law
5821 Fairview Road, Suite 500
Charlotte, NC 28209
Attn: Brandy B. Milazzo

Any such Notice shall be deemed received (a) when delivered if given or delivered by hand, (b) one day after the sending thereof by overnight carrier or overnight delivery, or (c) three days after the mailing thereof if given by certified mail.

9.4 Modification and Waiver. No provisions of this Loan Agreement shall be amended, waived, or modified except by an instrument in writing signed by the party to be bound.

9.5 Materiality. All representations and warranties made herein and in documents delivered in support of the Loan shall be deemed to have been material and relied on by Lender and shall survive the execution and delivery of the Note, the Deeds of Trust, the Mortgage and the disbursements and advances of funds made pursuant to this Loan Agreement.

9.6 Heading. All descriptive headings of articles and sections in this Loan Agreement are inserted for convenience only and shall not affect the construction or interpretation hereof.

9.7 Severability. Inapplicability or unenforceability of any provisions of this Loan Agreement shall not limit or impair the operation or validity of any other provision of this Loan Agreement.

9.8 Counterparts. This Loan Agreement may be executed in any number of counterparts, each of which, when executed and delivered, shall be an original, but such counterparts shall together constitute one and the same instrument.

9.9 Assignability. Neither this Loan Agreement, nor any rights or Loan Obligations hereunder, nor any advance to be made hereunder, is assignable by Borrower. Borrower will not convey, except as provided in Article VII, or encumber any of the Properties or Improvements by mortgage or other lien without the prior written consent of Lender. Upon at least ten days prior written notice to Borrower, the rights of Lender under this Loan Agreement are assignable in part or wholly and any assignee of Lender shall succeed to and be possessed of the rights of Lender hereunder to the extent of the assignment made, including the right to make advances to Borrower or any approved assignee of Borrower in accordance with this Loan Agreement.

9.10 No Agency Relationship. Lender is not the agent or representative of Borrower and this Loan Agreement shall not make Lender liable to materialmen, contractors, craftsmen, laborers or others for goods delivered to or services performed by them upon any of the Properties or for debts or claims accruing to such parties against Borrower and there is no contractual relationship, either expressed or implied, between Lender and any materialmen, subcontractors, craftsmen, laborers, or any other person supplying any work, labor or materials on the Properties.

9.11 Waiver. No course of dealing and no delay or omission by Lender in exercising any right or remedy hereunder or with respect to any indebtedness of Borrower to Lender shall operate as a waiver thereof or of any other right or remedy and no single or partial exercise thereof shall preclude any other or further exercise thereof or the exercise of any other right or remedy. Lender may remedy any default by Borrower to Lender or any other person, firm or corporation in any reasonable manner without waiving the default remedied and without waiving any other prior or subsequent default by Borrower and shall be reimbursed for any and all of its expenses in so remedying such default. All rights and remedies of Lender hereunder are cumulative.

9.12 Collateral Assignment. Borrower hereby assigns to Lender all Borrower’s right, title, and interest in:

(a) Borrower’s books and records relating to the Properties and Improvements, and

(b) All contracts now or hereafter made by Borrower relating to the Property and Improvements or the equipping, marketing, management, sale or lease of all or any part of the Properties and Improvements.

Borrower agrees that upon any Event of Default under this Loan Agreement, Lender shall have the absolute right to make such use of the Collateral as Lender shall desire, and, as to any such property which is also the subject of a security agreement or financing statement in favor of Lender, that Lender will not be limited to remedies available under the UCC, but may at its option avail itself of the rights granted herein in addition to or in substitution for its UCC remedies.

9.13 Attorney’s Fees. Notwithstanding anything to the contrary contained in the Loan Documents, or the language of N.C.G.S. Sec. 6-212, “legal fees,” “legal expenses,” “attorneys’ fees,” “reasonable attorney fees” and similar expressions used in the Loan Documents shall mean the amount actually charged by the attorneys (based on time actually spent and customary hourly rates) retained by Lender in exercising its rights under the Loan Documents.

9.14 Controlling Law; Jurisdiction; Waiver of Jury Trial. THE VALIDITY, INTERPRETATION, ENFORCEMENT AND EFFECT OF THIS LOAN AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NORTH CAROLINA. BORROWER: (1) TO THE EXTENT PERMITTED BY LAW, WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION ARISING FROM OR RELATED TO THIS LOAN AGREEMENT AND ANY OF THE OTHER LOAN DOCUMENTS; (2) IRREVOCABLY SUBMITS TO THE JURISDICTION AND VENUE OF EITHER (I) THE STATE COURTS LOCATED IN MECKLENBURG OR LINCOLN COUNTY, NORTH CAROLINA OR (II) A UNITED STATES DISTRICT COURT FOR ANY FEDERAL DISTRICT IN MECKLENBURG COUNTY, NORTH CAROLINA OVER ANY ACTION OR PROCEEDING ARISING FROM OR RELATED TO THIS LOAN AGREEMENT AND/OR ANY OF THE OTHER LOAN DOCUMENTS; AND (3) IRREVOCABLY WAIVES, TO THE FULLEST EXTENT BORROWER MAY EFFECTIVELY DO SO, THE DEFENSE OF IMPROPER VENUE OR AN INCONVENIENT FORUM TO THE MAINTENANCE OF ANY SUCH ACTION OR PROCEEDING. NOTHING IN THIS SECTION SHALL AFFECT OR IMPAIR LENDER’S RIGHT TO SERVE LEGAL PROCESS IN ANY MANNER PERMITTED BY LAW OR LENDER’S RIGHT TO BRING ANY ACTION OR PROCEEDING AGAINST BORROWER OR BORROWER’S PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION.

9.15 Limitation on Liability. BORROWER AND GUARANTOR AGREE THAT IN ANY JUDICIAL, MEDIATION, OR ARBITRATION PROCEEDING, OR ANY CLAIM OR CONTROVERSY BETWEEN OR AMONG THEM AND LENDER (A “DISPUTE”) THAT MAY ARISE OUT OF OR BE IN ANY WAY CONNECTED WITH THIS LOAN AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY OTHER AGREEMENT OR DOCUMENT BETWEEN OR AMONG BORROWER, GUARANTOR, AND LENDER RELATING IN ANY WAY TO THE LOAN OBLIGATIONS, IN NO EVENT WILL LENDER BE LIABLE TO BORROWER FOR, INDIRECT, SPECIAL OR CONSEQUENTIAL DAMAGES OR PUNITVE OR EXEMPLARY DAMAGES. BORROWER HEREBY EXPRESSLY WAIVES ANY RIGHT OR CLAIM TO PUNITIVE OR EXEMPLARY DAMAGES BORROWER MAY HAVE OR WHICH MAY ARISE IN THE FUTURE IN CONNECTOIN WITH ANY DISPUTE, WHETHER THE DISPUTE IS RESOLVED BY ARBITRATION, MEDIATION, JUDICIALLY OR OTHERWISE.

9.16 Consent to Relief. BORROWER AGREES THAT LENDER IMMEDIATELY WILL BE ENTITLED TO RELIEF FROM ANY AUTOMATIC STAY IMPOSED BY SECTION 362 OF TITLE 11 OF THE U.S. CODE, AS AMENDED, OR OTHERWISE ON OR AGAINST THE EXERCISE OF THE RIGHTS AND REMEDIES AVAILABLE TO LENDER UNDER THE NOTE AND THE OTHER LOAN DOCUMENTS EVIDENCING BORROWER’S INDEBTEDNESS, IN THE EVENT IT WILL: (A) FILE WITH ANY BANKRUPTCY COURT OF COMPETENET JURISDICTION OR BE THE SUBJECT OF ANY PETITION UNDER TITLE 11 OF U.S. CODE, AS AMENDED; (B) BE THE SUBJECT OF ANY ORDER FOR RELIEF ISSUED UNDER TITLE 11 OF THE U.S. CODE, AS AMENDED; (C) FILE OR BE THE SUBJECT OF ANY PETITION SEEKING ANY REORGANIZATION, ARRANGEMENT, COMPOSITION, READJUSTMENT, LIQUIDATION, DISSOLUTION, OR SIMILAR RELIEF UNDER ANY PRESENT OR FUTURE FEDERAL OR STATE ACT OR LAW RELATING TO BANKRUPTCY, INSOLVENCY, OR OTHER RELIEF FOR DEBTORS; (D) HAVE SOUGHT OR CONSENTED TO OR ACQUIESCED IN THE APPOINTMENT OF ANY TRUSTEE, RECEIVER, CONSERVATOR, OR LIQUIDATOR; OR (E) BE THE SUBJECT OF ANY ORDER, JUDGMENT, OR DECREE ENTERED BY ANY COURT OF COMPETENT JURISDICTION APPROVING A PETITION FILED FOR ANY REORGANIZATION, ARRANGEMENT, COMPOSITION, READJUSTMENT, LIQUIDATION, DISSOLUTION, OR SIMILAR RELIEF UNDER ANY PRESENT OR FUTURE FEDERAL OR STATE ACT OR LAW RELATING TO BANKRUPTCY, INSOLVENCY, OR RELIEF FOR DEBTORS.

[Remainder of page left intentionally blank; signatures on next page.]

IN WITNESS WHEREOF, the parties hereto have caused this Loan Agreement to be executed by their duly authorized manager and officer, as applicable, as of the date first set forth above.

BORROWER:		LENDER:
CHARLOTTE 3 PARK MHP LLC,		TOWNEBANK,

a North Carolina limited liability company		a Virginia state bank

By:	Manufactured Housing Properties, Inc	By:	/s/ Greg Smith
Its:	Sole Member	Name:	Greg Smith
By:	/s/ Michael Z. Anise	Its:	Senior Vice President
Michael Z. Anise, President

GUARANTOR:

/s/ Raymond Gee
Name:	Raymond Gee, individually

Signature Page to Loan Agreement

Exhibit A-1

Legal Description – Dixie Land

Exhibit A-2

Legal Description – Driftwood Land

Exhibit A-3

Legal Description - Meadowbrook Land

Exhibit B

Commenced Construction Projects

B-1

Exhibit C

Form of Compliance Certificate

C-1

Schedule 5.4

Insurance